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BANK OF AMERICA – CONFIDENTIAL	PAGE: 1

DATE: JULY 25, 2014

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: 68105133

ISSUING BANK BANK OF AMERICA, N.A. ONE FLEET WAY PA6-580-02-30 SCRANTON, PA 18507-1999

BENEFICIARY AFH HOLDING & ADVISORY, LLC AMIR F HESHMATPOUR CHAIRMAN & MANAGING DIRECTOR 9595 WILSHIRE BLVD SUITE 700	APPLICANT MUSCULOSKELETAL TRANSPLANT FOUNDATION, INC. 125 MAY STREET EDISON, NJ 08837

BEVERLY HILLS, CA 90212

AMOUNT

NOT EXCEEDING USD 340,000.00

NOT EXCEEDING THREE HUNDRED FORTY THOUSAND AND 00/100’S US DOLLARS

EXPIRATION

JULY 25, 2015 AT OUR COUNTERS

GENTLEMEN:

WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER 68105133 IN YOUR FAVOR.

THIS CREDIT IS AVAILABLE WITH BANK OF AMERICA BY PAYMENT AGAINST PRESENTATION OF BENEFICIARY’S DRAFT(S) AT SIGHT DRAWN ON BANK OF AMERICA N.A.

DRAFT(S) MUST BE ACCOMPANIED BY:

1. THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY.

2. AN AFFIDAVIT SIGNED BY AFH HOLDING AND ADVISORY LLC, CERTIFYING ONE OF THE FOLLOWING:

QUOTE

A. BONE BIOLOGICS HAS FAILED TO RECEIVE EXTERNAL FUNDING TO EXTINGUISH THE FULL AMOUNT OF $340,000 OR A PORTION THEREOF STILL OWED UNDER THE PURCHASE AGREEMENT TO ACQUIRE AFH ACQUISITION X, OR HAS NOT PAID AMOUNTS DUE AND OUTSTANDING. AS OF THE DATE OF THIS DRAWING SUCH PAYMENT HAS NOT BEEN RECEIVED, AND THEREFORE WE DRAW IN THE AMOUNT OF $___________ OWED BY BONE BILOGICS.

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BANK OF AMERICA – CONFIDENTIAL	PAGE: 2

UNQUOTE

QUOTE

B. BONE BIOLOGICS HAS RECEIVED EXTERNAL FUNDING TO EXTINGUISH THE FULL AMOUNT OF $340,000 OR A PORTION THEREOF STILL OWED UNDER THE PURCHASE AGREEMENT TO ACQUIRE AFH ACQUISITION X, BUT HAS NOT PAID AMOUNTS DUE AND OUTSTANDING. AS OF THE DATE OF THIS DRAWING SUCH PAYMENT HAS NOT BEEN RECEIVED, AND THEREFORE WE DRAW IN THE AMOUNT OF $ OWED BY BONE BILOGICS.

UNQUOTE

PARTIAL DRAWINGS AND MULTIPLE DRAWINGS ARE ALLOWED.

DRAFT(S) MUST STATE “DRAWN UNDER BANK OF AMERICA N.A., STANDBY LETTER OF CREDIT NUMBER 68105133 DATED JULY 22, 2015.”

DRAFT(S) AND DOCUMENTS SHALL BE PRESENTED AT OUR OFFICES AT BANK OF AMERICA, N.A. ONE FLEET WAY, PA6-580 - 02-30, SCRANTON, PA 18507-1999, ATTN: GLOBAL TRADE OPERATIONS, STANDBY UNIT.

THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART. ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF RULE 6 OF THE INTERNATIONAL STANDBY PRACTICES (ISP98) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590. SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM, BEARING YOUR BANKERS STAMP AND SIGNATURE AUTHENTICATION AND PAYMENT OF OUR TRANSFER FEE. SUCH TRANSFER FORM TRANSFER FORM IS AVAILABLE UPON REQUEST.

COMMUNICATIONS WITH RESPECT TO THIS LETTER OF CREDIT SHALL BE IN WRITING AND SHALL BE ADDRESSED TO US AT ONE FLEET WAY, PA6-580 - 02 - 30, SCRANTON, PA 18507-1999, ATTN: GLOBAL TRADE OPERATIONS, STANDBY UNIT, PHONE: 1-800-370-7519, SPECIFICALLY REFERRING TO THE NUMBER OF THIS LETTER OF CREDIT.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS CREDIT IS ISSUED SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL 800-370-7519 OPT 1 .

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BANK OF AMERICA – CONFIDENTIAL	PAGE: 3

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER: 68105133

AUTHORIZED SIGNATURE

THIS DOCUMENT CONSISTS OF 3 PAGE(S).

BANK OF AMERICA – CONFIDENTIAL	PAGE: 1

DATE: JULY 28, 2014

AMENDMENT TO IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: 68105133

AMENDMENT NUMBER 1

ISSUING BANK BANK OF AMERICA, N.A. ONE FLEET WAY PA6-580-02-30 SCRANTON, PA 18507-1999

BENEFICIARY AFH HOLDING & ADVISORY, LLC AMIR F HESHMATPOUR CHAIRMAN & MANAGING DIRECTOR 10830 MASSACHUSETTS AVE	APPLICANT MUSCULOSKELETAL TRANSPLANT FOUNDATION, INC. 125 MAY STREET EDISON, NJ 08837

PENTHOUSE SUITE

LOS ANGELES, CA 90 024

 THIS AMENDMENT IS TO BE CONSIDERED AN INTEGRAL PART OF THE ABOVE CRED: AND MUST BE ATTACHED THERETO.

THE ABOVE MENTIONED CREDIT IS AMENDED AS FOLLOWS:

THE BENEFICIARY HAS BEEN AMENDED TO:

AFH HOLDING & ADVISORY, LLC

AMIR F HESHMATPOUR

CHAIRMAN & MANAGING DIRECTOR

10830 MASSACHUSETTS AVE

PENTHOUSE SUITE

LOS ANGELES, CA 90024

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS AMENDMENT, PLEASE CALL 800-370-7519 OPT 1 .

BANK OF AMERICA – CONFIDENTIAL	PAGE: 2

AUTHORIZED SIGNATURE

THIS DOCUMENT CONSISTS OF 2 PAGE(S).